Catalytica Energy Systems Reports Financial Results for the Second Quarter and First Six Months of 2007

TEMPE, AZ -- 08/14/2007 -- Catalytica Energy Systems, Inc. (NASDAQ: CESI), a provider of innovative products and services to meet the growing demand for clean energy production, today reported financial results for the second quarter and six months ended June 30, 2007. The quarterly financial results for the comparable periods of 2006 have been reclassified to account for discontinued operations associated with the Company's exit from its research and development business segment during the fourth quarter of 2006. Accordingly, total revenues for all periods presented herein are comprised solely of sales from the Company's continuing SCR catalyst and management services business (SCR-Tech).

Total revenues for the second quarter of 2007 were $453,000, compared with total revenues of $957,000 in the same period of the prior year. Total revenues in the most recent quarter excluded approximately $592,000 of revenues associated with catalyst regeneration services completed during the quarter that will not be recognized until the third quarter of 2007, in accordance with the Company's revenue recognition policy, due to invoice provisions set forth in the customer contract. Selling, general and administrative expenses for the quarter increased to $3,010,000, from $1,486,000 in the second quarter of 2006, and included $1,528,000 of legal, consulting and other professional expenses associated with the proposed merger of Catalytica Energy Systems with the renewable energy divisions of NZ Legacy, LLC, which was announced on May 8, 2007. Total operating expenses for the quarter, including the costs associated with both the total and deferred revenues noted above, were $4,202,000, compared with $2,419,000 in the second quarter last year. Net loss for the quarter was $3,578,000, or a loss of $0.20 per share, compared with a net loss of $2,890,000, or a loss of $0.16 per share in the corresponding period of the prior year. Net loss in the second quarter of 2007 also included a loss from discontinued operations totaling $63,000, while net loss in the second quarter of 2006 included a loss from discontinued operations totaling $1,636,000.

During the second quarter, the Company's use of cash, cash equivalents and short-term investments (collectively referred to as "cash consumption") totaled $1,565,000, compared with cash consumption of $846,000 during the second quarter of 2006. Excluding merger-related expenditures in the most recent quarter, cash consumption from ongoing business operations totaled $786,000.

"Our second quarter financial results were negatively impacted by significant expenses we incurred relating to the proposed merger transaction, soft market conditions for SCR catalyst services and the deferral of revenues," stated Rob Zack, president and CEO of Catalytica Energy Systems. "While we continue to anticipate revenues in the second half of 2007 will outperform revenues in the first six months of the year, new orders for SCR catalyst regeneration services have proven slower to materialize than we had anticipated. Despite sluggish order activity for the year to date, we remain optimistic about the prospects for near-term market growth and the substantial commercial opportunities that lie ahead for SCR catalyst and management services. On that note, I am pleased to report that our sales efforts have gained meaningful traction over the past two months. We have recently responded to numerous requests for proposals and expect these to begin translating to firm orders later this year. While we likely will not begin to fully realize the positive impact of these revenue opportunities until next year due to the project-based nature of our SCR services business, we are encouraged to see signs of the market beginning to prepare for more stringent NOx emissions regulations and year-round SCR operation beginning in January 2009 under the EPA's Clean Air Interstate Rule. Accordingly, we continue to anticipate revenue growth in 2008 when the market is expected to more fully develop."

For the six month period ended June 30, 2007, total revenues were $1,808,000, compared with total revenues of $3,936,000 in the corresponding period of the prior year, driven by decreased sales of SCR catalyst and management services. Net loss in the first six months of 2007 was $5,296,000, or a loss of $0.29 per share, compared with a net loss of $4,615,000, or a loss of $0.25 per share, in the first half of 2006. Net loss in the first half of 2007 included approximately $2,213,000 of legal, consulting and other professional expenses associated with the proposed merger transaction and a loss from discontinued operations totaling $38,000, while net loss in the first half of 2006 included a loss from discontinued operations totaling $3,230,000.

Total cash consumption for the six months ended June 30, 2007 was $2,623,000, down 27% from $3,601,000 in the same period last year. Excluding merger-related expenditures of $1,343,000, cash consumption from operations in the first half of 2007 totaled $1,280,000, a 64% improvement over the same period last year, reflecting the benefit of the Company's restructuring and cost reduction activities completed in the fourth quarter of 2006. At June 30, 2007, Catalytica Energy Systems' cash position totaled $16,004,000.

2007 Financial Outlook

Catalytica Energy Systems is lowering its full-year revenue guidance due to limited order activity and revenue backlog as of June 30, 2007. The Company currently projects that 2007 revenues will range from $5.0 to $6.0 million, down from its previous guidance for revenues in the range of $6.0 to $7.0 million. Catalytica Energy Systems continues to project that its full-year cash consumption in relation to its ongoing business activities, excluding any effect of the proposed Renegy merger transaction, will total $3.0 to $4.0 million. However, this guidance previously included approximately $1.3 million in anticipated capital expenditures to increase production capacity at SCR-Tech. While the Company remains committed to expanding these facilities, it now plans to defer approximately $1.1 million of such investment until market conditions and revenue backlog justify such expansion. In addition to its cash consumption from ongoing operations, Catalytica Energy Systems has incurred and expects to continue incurring costs in 2007 associated with pursuing and consummating the proposed Renegy merger transaction, which are anticipated to range, in total, from $3.0 to $4.0 million.

Business Updates

Catalytica Energy Systems' SCR-Tech business announced today in a separate release the signing of new contracts with two leading Midwestern utility customers, including an order totaling approximately $650,000 to provide SCR catalyst regeneration services and a three-year SCR management contract. Under the terms of the first contract, SCR-Tech will clean and regenerate catalyst from an SCR system located at one of the customer's coal-fired power plants. This order marks the fifth regeneration project that SCR-Tech has been engaged to perform for this particular customer.

The second contract is a three-year agreement signed with a new customer to provide SCR management consulting services. As part of the long-term agreement, SCR-Tech will provide ongoing evaluation and guidance on effective SCR system operation and catalyst management strategies, with the objective of assisting the customer with optimizing the performance of its SCR systems while reducing operating and maintenance costs and achieving cost-effective NOx compliance.

Including these most recent contracts, SCR-Tech completed the quarter with a revenue backlog totaling approximately $2.2 million, including $931,000 of deferred revenues. Catalytica Energy Systems defines backlog as firm purchase orders and deferred revenue expected to be recognized as revenue within 18 months.

Also during the quarter, SCR-Tech expanded its sales force in preparation for anticipated growth in market demand beginning in 2008. Ten outside sales representatives have been added to expand coverage in key regions with the greatest concentration of customers operating coal-fired plants with SCR systems.

Merger Update

On May 8, 2007, Catalytica Energy Systems announced the signing of a definitive agreement pursuant to which the renewable energy divisions of NZ Legacy, LLC (a privately owned Arizona land, mineral and energy development company), which include Snowflake White Mountain Power, LLC, Renegy, LLC, and Renegy Trucking, LLC, businesses engaged in creating and operating renewable energy power projects and harvesting biomass fuel, will combine with Catalytica Energy Systems in an all-stock transaction. The combined companies will operate under a holding company to be called Renegy Holdings, Inc. (Renegy). The mission of Renegy's renewable energy division will be to utilize existing technology to supply clean, renewable and economical power, with the vision of becoming a leading renewable energy independent power producer (IPP) in North America. Renegy will own and operate a 24 megawatt (MW) biomass plant, which is currently under construction near Snowflake, Arizona, that will supply power to Arizona Public Service and Salt River Project, the two largest utilities in the state of Arizona, pursuant to long-term power purchase agreements currently in place for a 20-year period. Renegy will also endeavor to create multiple additional renewable energy projects over a five-year period through acquisitions, construction, installation and operation. Future projects will focus primarily on biomass, solar and wind energy power.

The transaction, which has been unanimously approved by the Board of Directors of Catalytica Energy Systems, is subject to approval by the stockholders of Catalytica Energy Systems, regulatory approvals and customary closing conditions, and is expected to close by the end of the third quarter of 2007.

In connection with the proposed merger agreement, Renegy filed a preliminary registration statement on Form S-4 with the Securities and Exchange Commission (SEC) on June 28, 2007, and has recently filed an amended Form S-4 to address comments received from the SEC. Catalytica Energy Systems anticipates mailing proxy materials relating to the merger transaction for stockholder consideration as soon a practicable once the definitive registration statement is filed with and deemed effective by the SEC. Renegy also submitted in July an application for inclusion on the NASDAQ Market and has reserved the ticker symbol RNGY for the trading of its common stock. If the merger is adopted by the stockholders of Catalytica Energy Systems, shares of Catalytica Energy Systems' common stock will be exchanged for new shares of Renegy common stock. To increase the initial trading price of Renegy common stock to meet the $5 minimum share price requirement for initial listing on the NASDAQ Market, the exchange of Catalytica Energy Systems common stock will be subject to a merger exchange ratio, thereby reducing the total number of outstanding shares of Renegy common stock. It is currently anticipated that stockholders of Catalytica Energy Systems will receive one share of Renegy common stock for every seven shares of Catalytica Energy Systems common stock held at the effective time of the merger.

Under the terms of the merger agreement, Catalytica Energy Systems was allowed to solicit proposals from third parties for a 30-day period commencing on May 8, 2007 for an acquisition of Catalytica Energy Systems. Catalytica Energy Systems did not receive any such offers that its Board of Directors, in consultation with its advisors, deemed superior to the proposed merger transaction. However, during that period, Catalytica Energy Systems received interest from several parties in its SCR-Tech business on a stand-alone basis. The Company is continuing to have discussions and negotiations with respect to a potential sale of SCR-Tech. The Company does not anticipate disclosing developments or providing any additional information relating to a potential sale of SCR-Tech unless and until a definitive agreement is executed in this regard. There can be no assurance that such a sale of SCR-Tech will transpire.

Catalytica Energy Systems will host a conference call and webcast today, August 14, at 4:45 PM Eastern Time (1:45 PM Pacific Time) to discuss its financial results, an update on the business, and its outlook for the remainder of 2007. Interested parties are invited to listen to the call over the Internet by accessing the Company's website at www.CatalyticaEnergy.com. Webcast participants should allot extra time before the webcast begins to register and, if necessary, download and install audio software. Alternatively, interested parties may access the call by dialing 1-800-299-7098 (1-617-801-9715 for international callers), using passcode 66373097. An archived version of the webcast will be available for replay on the Company's website beginning approximately two hours following the conclusion of the live call and continuing for a period of 30 days. A replay of the call will also be available via telephone through August 21, 2007. To access the replay, dial 1-888-286-8010 (1-617-801-6888 for international callers), using passcode 83812636.

About Catalytica Energy Systems

Catalytica Energy Systems, based in Tempe, Arizona, provides innovative products and services to meet the growing demand for clean energy production, with a focus on cost-effective emissions control solutions for the coal-fired power generation industry. Through its SCR-Tech subsidiary (www.SCR-Tech.com), the Company offers a variety of services for coal-fired power plants that use selective catalytic reduction (SCR) systems to reduce nitrogen oxides (NOx) emissions. These services include SCR catalyst management, cleaning and regeneration, as well as consulting services to help power plant operators optimize efficiency and reduce overall NOx compliance costs. Find Catalytica Energy Systems on the Worldwide Web at www.CatalyticaEnergy.com.

Additional Information and Where to Find It

This document does not constitute an offer of any securities for sale. The proposed merger transaction described herein will be submitted to the stockholders of Catalytica Energy Systems, Inc. for their consideration. In connection with the proposed merger, Renegy Holdings, Inc. has filed a registration statement, a proxy statement / prospectus and other materials with the Securities and Exchange Commission (SEC). CATALYTICA ENERGY SYSTEMS URGES INVESTORS TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT / PROSPECTUS AND THESE OTHER MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT CATALYTICA ENERGY SYSTEMS, SNOWFLAKE WHITE MOUNTAIN POWER, RENEGY, RENEGY TRUCKING, AND THE PROPOSED TRANSACTION. Investors also may obtain information about the proposed transaction by reviewing the Form 8-K filed by Catalytica Energy Systems on May 8, 2007 in connection with the announcement of the transaction and any other documents filed with the SEC when they become available. Investors may obtain free copies of the proxy statement / prospectus as well as other filed documents containing information about Catalytica Energy Systems at http://www.sec.gov, the SEC's public website. These SEC filings may also be obtained free of charge on Catalytica Energy Systems' website at http://www.CatalyticaEnergy.com or by calling the Company's investor relations department at (650) 631-2847.

Participants in the Solicitation

Catalytica Energy Systems and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from stockholders of Catalytica Energy Systems with respect to the proposed merger. Information regarding the officers and directors of Catalytica Energy Systems is included in Amendment No. 1 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, filed with the SEC on April 30, 2007. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, is set forth in the proxy statement / prospectus and other materials filed with the SEC in connection with the proposed merger.

This news release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created therein. These statements include, but are not limited to, those regarding Catalytica Energy Systems' financial outlook for 2007, including the Company's financial projections with respect to revenues and cash usage, anticipated capital expenditures and the prospects for future expansion of SCR-Tech's production facility; the prospects for increased sales activity toward the end of 2007; the prospects for near-term market growth and the timing associated with new order prospects and growing opportunities in the market for SCR catalyst and management services; the ability of SCR-Tech to become ISO 9000 certified; the prospects and timing associated with consummation of the proposed merger transaction, completion of construction and commissioning of the SWMP biomass power plant and its ability to begin producing electrical power in the first half of 2008; the financial effects of the merger, including accretion to earnings and cash flows and the combined company's financial stability; the ability of the combined company to execute future power projects, demand for renewable energy and fuel sources for the biomass plant; and the prospects associated with a potential sale of the Company's SCR-Tech division. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those expressed in the forward-looking statements. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, among others, the risks associated with the development, generally, of the Company's overall strategic objectives; the ability of the Company to maintain sustainability, build additional value in its business and achieve its revenue and cash consumption goals; the risk that the Company's ongoing focus on fiscal discipline may impair its ability to remain competitive and operate effectively; possible fluctuations in economic conditions affecting the markets for the Company's products and services; the risk that a market may not develop or be maintained for the Company's products and services; the emergence of significant competition or the existence of unanticipated technical, commercial or other setbacks related to the Company's products and services that could adversely impact one or more of its customer contracts; unanticipated events that could impact the Company's ability to manage the SCR-Tech business; difficulties or delays in strengthening SCR-Tech's sales and marketing activities or in executing SCR-Tech's business strategy; changes in the environmental requirements relating to certain emissions; the possibility that the Company may be unable to maintain current or develop future strategic relationships for its products and services, including with utility customers; the risk that we will not be able to close the proposed merger transaction; delays in the completion and commissioning of the SWMP plant; diversion of management's attention away from other business concerns; the assumption of any undisclosed or other liabilities in connection with the transaction; the ability of the combined company to build additional value in its business; the existence of unanticipated technical, commercial or other setbacks related to the combined company's products and services, including construction delays and the ability of the combined company to secure adequate fuel for the biomass plant; changes in the environmental requirements relating to certain emissions; and the other risks set forth in the Company's most recent Form 10-KSB and subsequent Forms 10-QSB, the preliminary Registration Statement on Form S-4 and the definitive Registration Statement on Form S-4 relating to the Transaction (when it becomes available), filed with the Securities and Exchange Commission. Further, the Company expects to incur substantial transaction and merger related costs associated with completing the merger and combining the operations of the two companies. Expected benefits of the merger may not be achieved in the near term, or at all. The combined company will have a significant amount of debt as a result of the merger. This debt will require us to use cash flow to repay indebtedness, may have a material adverse effect on our financial health, and may limit our future operations and ability to borrow additional funds, including funds for new projects. In addition, a trust controlled by Bob Worsley will own a controlling interest in the Company and will be able to exert significant influence over the business of the Company. The Company undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances occurring after the date of this release.

                      Catalytica Energy Systems, Inc.
              Condensed Consolidated Statements of Operations
                 (in thousands, except per share amounts)
                                (unaudited)

                                    Three Months Ended   Six Months Ended
                                          June 30,           June 30,
                                    ------------------  ------------------
                                      2007      2006      2007      2006
                                    --------  --------  --------  --------

Total revenues                      $    453  $    957  $  1,808  $  3,936

Costs and expenses:
  Cost of revenues                     1,192       884     2,096     2,476
  Selling, general and
   administrative                      3,010     1,486     5,456     3,251
  Loss on sale of assets                  --        49        --        21
                                    --------  --------  --------  --------
Total costs and expenses               4,202     2,419     7,552     5,748
                                    --------  --------  --------  --------

  Operating loss                      (3,749)   (1,462)   (5,744)   (1,812)

Interest and other income                240       257       495       525
Interest and other expense                (6)      (49)       (9)      (98)
                                    --------  --------  --------  --------

  Loss from continuing operations     (3,515)   (1,254)   (5,258)   (1,385)

Discontinued operations:
  Loss from discontinued operations,
   net of taxes                          (63)   (1,636)      (38)   (3,230)
                                    --------  --------  --------  --------

Net loss                            $ (3,578) $ (2,890) $ (5,296) $ (4,615)
                                    ========  ========  ========  ========

Per common share:

Loss from continuing operations
  Basic and diluted                 $  (0.19) $  (0.07) $  (0.29) $  (0.08)
                                    ========  ========  ========  ========
Loss from discontinued operations
  Basic and diluted                 $  (0.01) $  (0.09) $   0.00  $  (0.17)
                                    ========  ========  ========  ========
Net loss
  Basic and diluted                 $  (0.20) $  (0.16) $  (0.29) $  (0.25)
                                    ========  ========  ========  ========

Weighted average shares (basic and
 diluted)                             18,313    18,171    18,292    18,164
                                    ========  ========  ========  ========

                     Catalytica Energy Systems, Inc.
                  Condensed Consolidated Balance Sheets
                              (in thousands)

                                                   June 30,    December 31,
                                                     2007          2006
                                                 ------------  ------------
                                                        (unaudited)
ASSETS:

  Cash, cash equivalents and short-term
   investments                                   $     16,004  $     18,627
  Accounts receivable, net                              1,269         1,787
  Inventory                                               130           304
  Other current assets                                    192           301
                                                 ------------  ------------
     Total current assets                              17,595        21,019

Property and equipment, net                               919           976
Goodwill                                                4,257         4,257
Other intangible assets, net                            1,151         1,238
Other assets                                               75            81
                                                 ------------  ------------
     Total assets                                $     23,997  $     27,571
                                                 ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY:

  Accounts payable and accrued liabilities       $      2,356  $      1,767
  Other current liabilities                               931           112
                                                 ------------  ------------
     Total current liabilities                          3,287         1,879

Other long-term liabilities                                14            15

Stockholders' equity                                   20,696        25,677
                                                 ------------  ------------
     Total liabilities and stockholders'
      equity                                     $     23,997  $     27,571
                                                 ============  ============

CONTACT:
Megan Meloni
Investor Relations
(650) 631-2847